Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated July 27, 2017, in this Registration Statement (Form S-6 No. 333-217711) of Smart Trust 331, comprising Smart Trust, Tax Free Income Trust, Series 26.

/s/ Grant Thornton LLP

Chicago, Illinois

July 27, 2017